UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2012

BFC Financial Corporation

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (954) 940-4900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

BFC Financial Corporation (the “Company”) currently owns, directly or indirectly, approximately 54% of the outstanding common stock of Bluegreen Corporation (“Bluegreen”). Accordingly, Bluegreen’s results and financial condition are consolidated into the Company’s financial statements. During the years ended December 31, 2011 and 2010, PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm, while Ernst & Young LLP (“EY”) served as Bluegreen’s independent registered public accounting firm. In connection with its annual audits of the Company’s consolidated financial statements, PwC performed certain review procedures at Bluegreen. Further, in its audit reports on the Company’s consolidated financial statements, PwC relied on the reports of EY with respect to its audit of Bluegreen’s consolidated financial statements and internal control over financial reporting.

On October 17, 2012, after consideration of the foregoing factors and the reasons for Bluegreen using the same independent registered public accounting firm as the Company, the Audit Committee of Bluegreen’s Board of Directors approved the engagement of PwC as Bluegreen’s independent registered public accounting firm for the year ending December 31, 2012. At the same meeting, Bluegreen’s Audit Committee approved the dismissal of EY as Bluegreen’s independent registered public accounting firm, effective immediately. In connection with its change of independent registered public accounting firms, Bluegreen filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on October 23, 2012 and disclosed the following information therein:

•

The audit reports of EY on Bluegreen’s financial statements for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, nor was either of such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for the modifications due to the adoption of ASC 860 and 810 on January 1, 2010.

•

During the years ended December 31, 2011 and 2010 and the interim period from January 1, 2012 through October 17, 2012: (i) Bluegreen had no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

•

Bluegreen provided EY with a copy of the disclosures required by Item 304(a) of Regulation S-K and requested that EY furnish Bluegreen with a letter addressed to the SEC stating whether EY agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated October 23, 2012, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

•

During the years ended December 31, 2011 and 2010 and the interim period from January 1, 2012 through October 17, 2012, Bluegreen did not consult with PwC regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on

Bluegreen’s financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Bluegreen did note, however, that PwC, in its capacity as the Company’s independent registered public accounting firm, performed certain review procedures at Bluegreen as part of PwC’s annual audits of the Company’s consolidated financial statements for the years ended December 31, 2011 and 2010, as described above, and PwC provided accounting and related services to the Company in connection with the currently proposed merger between the Company and Bluegreen.

Item 5.08 Shareholder Director Nominations

On October 18, 2012, the Company’s Board of Directors approved December 13, 2012 as the meeting date for the Company’s 2012 Annual Meeting of Shareholders. Because such date is more than 30 days following the anniversary of the Company’s 2011 Annual Meeting of Shareholders, the deadline for any shareholder proposal, including director nomination, intended to be considered at the Company’s 2012 Annual Meeting of Shareholders has been extended. As a result of such extension and pursuant to the Company’s Bylaws, written notice from a shareholder interested in bringing business before the Company’s 2012 Annual Meeting of Shareholders or nominating a director candidate for election at the Company’s 2012 Annual Meeting of Shareholders, including any notice on Schedule 14N, must be received at the Company’s principal executive offices at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309 by no later than 5:00 p.m., Eastern time, on November 2, 2012. Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions of the Company’s Bylaws. Shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for its 2012 Annual Meeting of Shareholders must comply with the requirements, including the deadline, set forth above as well as all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 16.1 - Letter of Ernst & Young LLP, dated October 23, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2012	BFC Financial Corporation

	By:	/s/ John K. Grelle
John K. Grelle
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

16.1	Letter of Ernst & Young LLP, dated October 23, 2012

5